JONES, JENSEN & COMPANY
                         CERTIFIED PUBLIC ACCOUNTANTS



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


November 27, 1996


Durwood, Inc.


Dear Sirs:

We hereby consent to the use of our audit report dated August 5, 1996 in the form SB-2 registration statement of Durwood, Inc.



/s/ Jones, Jensen & Company
Jones, Jensen & Company


349 South 200 East, Suite 500, Salt Lake City, Utah 84111